Exhibit 5.1

July 2, 2007

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

Re:                       Redpoint Bio Corporation – Registration Statement on Form S-1 (Registration No. 333-143507)

Dear Ladies and Gentlemen:

We have acted as counsel to Redpoint Bio Corporation, a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”), for the registration of an aggregate of 55,851,515 shares of common stock, $0.0001 par value per share (“Common Stock”), of the Company (the “Shares”).  The Registration Statement relates to the registration of 42,079,263 shares of the Company’s Common Stock (the “Common Shares”) presently issued and 13,772,252 shares of the Company’s Common Stock (the “Warrant Shares”) issuable upon exercise of certain warrants (the “Warrants”) presently issued.  All of the Shares are being registered on behalf of certain selling security holders of the Company.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Common Shares have been duly authorized and are validly issued, fully paid and nonassessable, and upon the valid exercise of

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the Warrants, the Warrant Shares, which have been duly authorized, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP